Exhibit 99.1

           Station Casinos Announces Record Third Quarter Results and
                           Increases Dividend by 20%

    LAS VEGAS--(BUSINESS WIRE)--Oct. 19, 2004--Station Casinos, Inc. (NYSE: STN - News; "Station" or the "Company") today announced the results of its operations for the third quarter ended September 30, 2004.

    Highlights for the quarter include:

    -- Adjusted for non-recurring items, diluted earnings per share of $0.46 compared to $0.35 in the prior year's third quarter, an increase of 31%.

    -- Record third quarter EBITDA (1) of $90.7 million, an increase of 19% over the prior year's third quarter.

    -- Same-store (2) revenues from the Las Vegas operations increased 14% over the prior year's third quarter, marking the third consecutive quarter of double-digit same-store revenue growth.

    -- Same-store EBITDA from the Las Vegas operations increased 27% over the prior year's third quarter.

    -- Same-store EBITDA margins for the Las Vegas operations increased to 36.3% from 32.5% in the prior year's third quarter.

    -- Declaring a 20% increase in its quarterly cash dividend, with the next quarterly dividend of $0.21 per share payable on December 3, 2004.

    -- The United Auburn Indian Community added approximately 800 slot machines at Thunder Valley Casino located outside of Sacramento, California, which represents an increase of over 40% in the number of slot machines at the property.

    Results of Operations

    The Company's net revenues for the third quarter ended September 30, 2004 were approximately $242.9 million, an increase of 11% compared to the prior year's third quarter. The Company reported EBITDA for the quarter of $90.7 million, an increase of 19% compared to the prior year's quarter. For the third quarter, Adjusted Earnings
(3) applicable to common stock were $31.1 million, or $0.46 per share, an increase of 31% over the prior year's $0.35 per share on a comparable basis. This marks the eleventh consecutive quarter of year over year growth of Adjusted EBITDA, EBITDA margin and EPS.
    Non-recurring items for the quarter included $0.8 million for the net settlement of certain litigation and the payment of a fine and investigative costs related to violations of Nevada Gaming Commission Regulation 6A. In addition, the Company incurred preopening costs related to Red Rock Station of $0.2 million and $2.1 million in costs to develop new gaming opportunities, primarily related to Native American gaming. Including these items, the Company reported net income of $29.1 million and earnings applicable to common stock of $0.43 per share.
    For the quarter ended September 30, 2004, the Company reported earnings from its Green Valley Ranch Station joint venture of $8.3 million, which represents a combination of Station's management fee plus 50% of Green Valley Ranch Station's operating income. Green Valley Ranch Station generated EBITDA before management fees of $18.9 million, a 29% increase compared to the prior year's quarter.

    Las Vegas Market Results

    Same-store (Major Las Vegas Operations and Green Valley Ranch Station) net revenues for the quarter increased to $257.7 million, a 14% increase compared to the prior year's quarter, while EBITDA from those operations increased 27% to $93.7 million. "Our third consecutive quarter of double-digit same-store revenue growth demonstrates the strength of the Las Vegas economy. We continue to benefit from significant population growth and substantial development in the community, including new housing. These factors, combined with no new supply in the locals' market, give us confidence in our guidance of 10% to 12% same-store revenue growth for the fourth quarter of 2004," said Glenn C. Christenson, executive vice president and chief financial officer.
    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 3, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $1.28 billion as of September 30, 2004, net of cash held in marketable securities of $5.5 million. Total capital expenditures totaled $91.8 million for the third quarter, which included maintenance capital expenditures of $8.1 million. Expansion and project capital expenditures were $83.7 million, including $25.6 million for Red Rock Station, $6.0 million for the master planned expansion at Santa Fe Station, $3.2 million for the bowling center at Sunset Station, $10.9 million for the accelerated replacement of ticket-in ticket-out slot machines and $18.6 million for the purchase and enhancements of the Gold Rush and Magic Star casinos. As of September 30, 2004, the Company's debt to cash flow ratio as defined in its bank credit facility was 3.6 to 1.

    Fourth Quarter 2004 Guidance

    The Company expects EBITDA of approximately $94 million to $98 million for the fourth quarter of 2004 (excluding development expense and other non-recurring items). This would result in earnings per share ("EPS") of $0.48 to $0.52 for the fourth quarter of 2004 assuming 68 million fully diluted shares. This guidance assumes revenue growth for the fourth quarter of 2004 of 10% to 12% in Las Vegas (including Green Valley Ranch Station) with an effective tax rate of 37%.
    For 2004, the Company expects EBITDA of approximately $372 million to $376 million (excluding development expense and non-recurring items) and Adjusted Earnings applicable to common stock of approximately $1.94 to $1.98 assuming 67 million fully diluted shares.

    Dividend

    On October 18, 2004, the Company's Board of Directors declared a 20% increase in its quarterly cash dividend to $0.21 per share. The dividend is payable on December 3, 2004 to shareholders of record on November 12, 2004. "Our strong operational performance and significant free cash flows allow us to provide significant cash returns to our shareholders while continuing to grow the business through new unit development and master-planned expansions. This is the second time since we instituted a dividend in 2003 that we have increased the amount returned to shareholders as a result of the strength of our operations," said Christenson.

    Conference Call Information

    The Company will host a conference call today, Tuesday, October 19, at 9:00 AM (PT) to discuss its third quarter financial results and provide guidance for the fourth quarter of 2004. Interested participants may access the call by dialing in to the conference operator at (888) 328-2936. A live audio webcast of the call, as well as supplemental tables and charts, will also be available at the Company's website, www.stationcasinos.com. (4) A replay of the call will be available from 11:00 AM (PT) on October 19, 2004, until 11:00 AM (PT) on October 26, 2004 at (800) 633-8284. The reservation number is 21209821.

    Company Information and Forward Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50% interest in both Barley's Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages the Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

    This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its Registration Statement on Form S-4 File No. 333-113986. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investors" section of the Company's website at www.stationcasinos.com . (4)
    Construction projects such as Red Rock Station, the expansions of Green Valley Ranch Station, Santa Fe Station and Sunset Station entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.
    (1) EBITDA consists of net income plus income tax provision, interest and other expense, loss on early retirement of debt, our 50% portion of the leased tenant buyout at Green Valley Ranch Station, impairment loss, preopening expenses, depreciation, amortization, development expense, employer taxes on stock exercises, certain litigation, Regulation 6A fine and related investigative costs less Thunder Valley development fee. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, loss on early retirement of debt, our 50% portion of the leased tenant buyout at Green Valley Ranch Station, impairment loss, preopening expenses, depreciation, amortization, development expense, employer taxes on stock exercises, certain litigation, Regulation 6A fine and related investigative costs and Thunder Valley development fee, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.
    (2) Same-store includes the Major Las Vegas Operations (Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson) plus the total operations of Green Valley Ranch Station.
    (3) Adjusted Earnings excludes development fee and interest income related to Thunder Valley, development expense, employer taxes on stock exercises, certain litigation, Regulation 6A fine and related investigative costs, loss on sale of land, impairment loss, preopening expenses, loss on early retirement of debt and our 50% portion of the leased tenant buyout at Green Valley Ranch Station. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.
    (4) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the audio webcast of the third quarter conference call. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.



                         Station Casinos, Inc.
                 Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                              (unaudited)


                                           September 30,  December 31,
                                                 2004        2003
                                              ----------- -----------

Assets:
  Cash and cash equivalents                      $53,831     $62,272
  Receivables, net                                18,234      28,224
  Other current assets                            30,014      43,968
                                              ----------- -----------
    Total current assets                         102,079     134,464
  Property and equipment, net                  1,284,651   1,158,299
  Other long-term assets                         506,615     453,209
                                              ----------- -----------
    Total assets                              $1,893,345  $1,745,972
                                              =========== ===========



Liabilities and stockholders' equity:
  Current portion of long-term debt                  $23         $22
  Other current liabilities                      131,794     142,294
                                              ----------- -----------
    Total current liabilities                    131,817     142,316
  Revolving credit facility                            -     177,000
  Senior and senior subordinated notes         1,282,534     973,786
  Other debt                                       6,042       6,060
  Interest rate swaps, mark-to-market               (817)     12,089
  Other long-term liabilities                     57,049      94,782
                                              ----------- -----------
    Total liabilities                          1,476,625   1,406,033
  Stockholders' equity                           416,720     339,939
                                              ----------- -----------
    Total liabilities and stockholders'
     equity                                   $1,893,345  $1,745,972
                                              =========== ===========


                         Station Casinos, Inc.
            Condensed Consolidated Statements of Operations
             (amounts in thousands, except per share data)
                              (unaudited)


                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
Operating revenues:
  Casino                       $181,048  $157,637  $533,016  $479,890
  Food and beverage              34,418    32,692   103,451    98,542
  Room                           13,426    12,803    42,545    37,500
  Other                          10,644    11,618    30,973    35,035
  Management fees                19,995    19,914    62,174    27,769
                               --------- --------- --------- ---------
    Gross revenues              259,531   234,664   772,159   678,736
  Promotional allowances        (16,669)  (15,994)  (50,155)  (50,500)
                               --------- --------- --------- ---------
    Net revenues                242,862   218,670   722,004   628,236
                               --------- --------- --------- ---------

Operating costs and expenses:
  Casino                         69,391    66,297   203,239   196,612
  Food and beverage              25,355    22,089    74,212    62,901
  Room                            5,418     4,883    15,601    14,628
  Other                           4,369     4,061    12,582    11,650
  Selling, general and
   administrative                44,129    42,236   126,906   120,532
  Corporate expense              11,311     7,968    33,874    24,653
  Development expense             2,113     2,859     8,309     2,859
  Depreciation and
   amortization                  21,935    18,397    62,117    54,575
  Preopening expenses               233         -       577         -
  Impairment loss                     -         -         -     1,394
                               --------- --------- --------- ---------
                                184,254   168,790   537,417   489,804
                               --------- --------- --------- ---------

Operating income                 58,608    49,880   184,587   138,432
  Earnings from joint ventures    7,038     4,875    18,249    14,788
                               --------- --------- --------- ---------
Operating income and earnings
 from joint ventures             65,646    54,755   202,836   153,220
                               --------- --------- --------- ---------

Other income (expense):
  Interest expense              (18,624)  (22,681)  (58,615)  (70,758)
  Interest and other expense
   from joint ventures             (894)   (1,570)   (3,271)   (4,416)
  Interest income                    29         8       115     4,867
  Loss on early retirement of
   debt                               -         -   (93,265)        -
  Other                            (487)      919    (3,299)    1,199
                               --------- --------- --------- ---------
                                (19,976)  (23,324) (158,335)  (69,108)
                               --------- --------- --------- ---------

Income before income taxes       45,670    31,431    44,501    84,112
  Income tax provision          (16,584)  (11,629)  (16,163)  (31,121)
                               --------- --------- --------- ---------
Net income                      $29,086   $19,802   $28,338   $52,991
                               ========= ========= ========= =========

Basic and diluted earnings per
 common share:
  Net income
    Basic                         $0.45     $0.34     $0.45     $0.92
    Diluted                       $0.43     $0.32     $0.43     $0.86

Weighted average common shares
 outstanding
    Basic                        65,052    58,634    63,647    57,762
    Diluted                      67,769    62,840    66,300    61,354

Dividends paid per common
 share                           $0.175    $0.125    $0.475    $0.125


                         Station Casinos, Inc.
    Summary Information and Reconciliation of Net Income to EBITDA
      (amounts in thousands, except occupancy percentage and ADR)
                              (unaudited)

                                 Three Months Ended  Nine Months Ended
                                    September 30,     September 30,
                                  ------------------------------------
                                      2004     2003     2004     2003
                                  ------------------------------------
Major Las Vegas Operations (a):
-------------------------------
Net revenues                      $213,981 $191,236 $636,113 $577,793

Net income                         $22,628  $16,914  $78,615  $58,744
   Income tax provision             14,678    9,933   46,171   34,499
   Interest and other expense, net  13,581   14,020   40,767   45,427
   Depreciation and amortization    20,566   17,488   58,537   51,974
   Litigation, Regulation 6A fine
    and related investigative costs  3,303      520    3,303      520
                                  ------------------------------------
EBITDA                             $74,756  $58,875 $227,393 $191,164
                                  ====================================

Green Valley Ranch Station (50% owned):
----------------------------------------
Net revenues                       $43,743  $34,745 $127,626 $101,438

Net income                         $10,640   $5,263  $24,491  $16,826
   Interest and other expense, net   3,873    4,981   12,026   13,355
   Depreciation and amortization     4,309    4,377   12,647   12,289
   Litigation                           75        -       75        -
   Leased tenant buyout                  -        -    7,284        -
                                  ------------------------------------
EBITDA                             $18,897  $14,621  $56,523  $42,470
                                  ====================================

Same-Store Operations (b):
-------------------------------
Net revenues                      $257,724 $225,981 $763,739 $679,231

Net income                         $33,268  $22,177 $103,106  $75,570
   Income tax provision             14,678    9,933   46,171   34,499
   Interest and other expense, net  17,454   19,001   52,793   58,782
   Depreciation and amortization    24,875   21,865   71,184   64,263
   Litigation, Regulation 6A fine
    and related investigative costs  3,378      520    3,378      520
   Leased tenant buyout                  -        -    7,284        -
                                  ------------------------------------
EBITDA                             $93,653  $73,496 $283,916 $233,634
                                  ====================================

Total Station Casinos, Inc. (c):
-------------------------------
 Net income                        $29,086  $19,802  $28,338  $52,991
   Income tax provision             16,584   11,629   16,163   31,121
   Interest and other expense, net  19,976   23,324   65,070   69,108
   Depreciation and amortization    21,935   18,397   62,117   54,575
   Development expense               2,113    2,859    8,309    2,859
   Litigation, Regulation 6A fine
    and related investigative costs    813      520      813    2,313
   Preopening expenses                 233        -      577        -
   Loss on early retirement of
    debt                                 -        -   93,265        -
   Leased tenant buyout at
    Green Valley Ranch Station (50%)     -        -    3,642        -
   Employer taxes on stock exercises     -      681        -      681
   Thunder Valley development fee        -     (810)       -   (4,407)
   Impairment loss                       -        -        -    1,394
                                  ------------------------------------
EBITDA                             $90,740  $76,402 $278,294 $210,635
                                  ====================================

Occupancy percentage                   96%      93%      96%      94%
ADR                                    $52      $50      $56      $49

(a)The Major Las Vegas Operations include the wholly owned properties of Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)Same-Store Operations include the Major Las Vegas Operations plus the total operations of Green Valley Ranch Station.

(c)Total Station Casinos, Inc. includes the Major Las Vegas
   Operations, Wild Wild West, Wildfire (since January 27, 2003),
   Magic Star (since August 2, 2004), Gold Rush (since August 2,
   2004), the Company's earnings from joint ventures, management fees and Corporate expense.

                         Station Casinos, Inc.
               Reconciliation of GAAP Net Income and EPS
                     to Adjusted Earnings and EPS
             (amounts in thousands, except per share data)
                              (unaudited)

                                 Three Months Ended  Nine Months Ended
                                    September 30,     September 30,
                                  ------------------------------------
                                      2004     2003     2004     2003
                                  ------------------------------------

Adjusted Earnings
Net income                         $29,086  $19,802  $28,338  $52,991
  Development expense, net           1,374    1,858    5,401    1,858
  Litigation, Regulation 6A fine
   and related investigative
   costs, net                          528      338      528    1,503
  Preopening expenses, net             151        -      375        -
  Loss on early retirement of
   debt, net                             -        -   60,622        -
  Leased tenant buyout at Green
   Valley Ranch Station (50%), net       -        -    2,367        -
  Employer taxes on stock exercises,
   net                                   -      443        -      443
  Thunder Valley development fee, net    -     (527)       -   (2,865)
  Thunder Valley interest income, net    -        -        -   (3,149)
  Loss on sale of land, net              -        -    1,782        -
  Impairment loss, net                   -        -        -      906
                                   -------- -------- -------- --------
Adjusted Earnings                  $31,139  $21,914  $99,413  $51,687
                                   ======== ======== ======== ========

Adjusted basic earnings per common
 share:
Net income                           $0.45    $0.34    $0.45    $0.92
  Development expense, net            0.02     0.03     0.08     0.03
  Litigation, Regulation 6A fine
   and related investigative
   costs, net                         0.01        -     0.01     0.03
  Preopening expenses, net               -        -     0.01        -
  Loss on early retirement of
   debt, net                             -        -     0.95        -
  Leased tenant buyout at Green
   Valley Ranch Station (50%), net       -        -     0.03        -
  Employer taxes on stock exercises,
   net                                   -     0.01        -     0.01
  Thunder Valley development fee, net    -    (0.01)       -    (0.05)
  Thunder Valley interest income, net    -        -        -    (0.06)
  Loss on sale of land, net              -        -     0.03        -
  Impairment loss, net                   -        -        -     0.01
                                   -------- -------- -------- --------
Adjusted basic earnings per common
 share                               $0.48     $0.37   $1.56    $0.89
                                   ======== ======== ======== ========

Weighted average common shares
 outstanding - basic                65,052    58,634  63,647   57,762


Adjusted diluted earnings per common
 share:
Net income                           $0.43     $0.32   $0.43    $0.86
  Development expense, net            0.02      0.03    0.08     0.03
  Litigation, Regulation 6A fine
   and related investigative
   costs, net                         0.01         -    0.01     0.03
  Preopening expenses, net               -         -    0.01        -
  Loss on early retirement of
   debt, net                             -         -    0.91        -
  Leased tenant buyout at Green
   Valley Ranch Station (50%), net       -         -    0.03        -
  Employer taxes on stock exercises,
   net                                   -      0.01       -     0.01
  Thunder Valley development fee, net    -     (0.01)      -    (0.05)
  Thunder Valley interest income, net    -         -       -    (0.05)
  Loss on sale of land, net              -         -    0.03        -
  Impairment loss, net                   -         -       -     0.01
                                   -------- -------- -------- --------
Adjusted diluted earnings per common
 share                               $0.46     $0.35   $1.50    $0.84
                                   ======== ======== ======== ========

Weighted average common shares
 outstanding - diluted              67,769    62,840  66,300   61,354



    CONTACT: Station Casinos, Inc., Las Vegas
             Glenn C. Christenson, 800-544-2411 or 702-367-2484
             Thomas M. Friel, 800-544-2411 or 702-221-6793
             Lesley A. Pittman, 800-544-2411 or 702-367-2437